SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 18, 2009

REGENCY CENTERS, L.P.

(Exact name of registrant as specified in its charter)

Florida	0-24763	59-3429602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (904)-598-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events.

On August 18, 2009, Regency Centers Corporation issued a press release announcing that its operating partnership, Regency Centers, L.P., had accepted for purchase an aggregate of $66,053,000 of its outstanding notes set forth below (collectively, the “Notes”), which were validly tendered pursuant to its previously announced cash tender offer for the Notes (the “Tender Offer”):

Title of Notes, CUSIP No.	Aggregate Principal Amount Outstanding Prior to Tender Offer	Aggregate Principal Amount Outstanding After Tender Offer
8.45% Notes due 2010 CUSIP No. 75884R AF 0	$150,000,000	$130,461,000

8.00% Notes due 2010 CUSIP No. 75884R AG 8	$ 10,000,000	$ 10,000,000

7.95% Notes due 2011 CUSIP No. 75884R AH 6	$220,000,000	$173,486,000

7.25% Notes due 2011 CUSIP No. 75884R AJ 2	$ 20,000,000	$ 20,000,000

The Tender Offer expired at 5:00 p.m., New York City time, on Monday, August 17, 2009.

A copy of the press release issued by Regency Centers Corporation on August 18, 2009 is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 99.1: Press release issued by Regency Centers Corporation on August 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS, L.P.
(registrant)

	By:	Regency Centers Corporation,
Its General Partner

August 18, 2009	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President
Finance and Principal Accounting Officer

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